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                                                       Registration No. 33-40223

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                                  AMETEK, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                         13-4923320
        (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)          Identification No.)

                 Station Square                        19301
              Paoli, Pennsylvania                    (Zip Code)
      (Address of Principal Executive Offices)

                   1991 STOCK INCENTIVE PLAN OF AMETEK, INC.
              1987 EMPLOYEES' STOCK INCENTIVE PLAN OF AMETEK, INC.
                  1983 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                 1981 EMPLOYEES' NON-QUALIFIED STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN
                           (Full title of the plans)

                              Robert W. Yannarell
                                  AMETEK, INC.
                                 Station Square
                           Paoli, Pennsylvania  19301
                    (Name and address of agent for service)

                                  610-647-2121
                    (Telephone number, including area code,
                             of agent for service)

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                                    Copy to:
                              Lewis G. Cole, Esq.
                           Stroock & Stroock & Lavan
                                7 Hanover Square
                         New York, New York  10004-2696

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                     WITHDRAWAL OF SHARES FROM REGISTRATION
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     The Registrant, by this Post-Effective Amendment No. 1 to its Registration
     Statement on Form S-8 (Registration No. 33-40223) (the "Registration Statement"), as of the close of business on September 29, 1995 withdraws from registration under the Securities Act of 1933, as amended, 1,413,810 shares (the "Withdrawn Shares") of the Registrant's Common Stock, $.01 par value (the "Common Stock"), which were included in the Registration Statement.

                             REASON FOR WITHDRAWAL
                             ---------------------

     The Registration Statement registered a maximum of 5,902,723 shares (the "Total Shares") of Common Stock issuable by the Registrant pursuant to its 1991 Stock Incentive Plan of AMETEK, Inc., 1987 Employees' Stock Incentive Plan of AMETEK, Inc., 1983 Employees' Incentive Stock Option Plan, and 1981 Employees' Non-Qualified Stock Option and Stock Appreciation Rights Plan of AMETEK, Inc. (collectively, the "Plans"). Out of the Total Shares, the Withdrawn Shares remain from those reserved for the grant of stock appreciation rights, pursuant to the Plans.

               The Registrant will not grant any stock appreciation rights associated with the Withdrawn Shares. Accordingly, the Registrant hereby withdraws from registration the Withdrawn Shares.

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                                   SIGNATURE
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               Pursuant to Rule 478(a)(4) of the General Rules and Regulations
     under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-40223) has been signed by the Agent for Service designated therein, on October 2, 1995.



                                    AMETEK, INC.



                                    By:  /s/ Robert W. Yannarell
                                         ---------------------------------
                                         Robert W. Yannarell
                                         Agent for Service

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